UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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American Technology Corporation

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 AMERICAN TECHNOLOGY CORPORATION

13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2004

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

             NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, May 27, 2004 at 2:00 p.m. local time at the offices of the Company, 13114 Evening Creek Drive South, San Diego, CA 92128.

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

             The foregoing items of business are more fully described in the Proxy Statement accompanying

             The Board of Directors has fixed the close of business on April 12, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Elwood G. Norris
Elwood G. Norris Chairman of the Board

San Diego, California
April 29, 2004

             ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AMERICAN TECHNOLOGY CORPORATION

13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

PROXY STATEMENT
 FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 27, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

             The enclosed proxy is solicited to the holders of Common Stock, Series D Preferred Stock and Series E Preferred Stock on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 27, 2004, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices, 13114 Evening Creek Drive South, San Diego, California 92128. We intend to mail this proxy statement, the accompanying proxy card and Notice of Annual Meeting on or about April 29, 2004 to all stockholders entitled to vote at the Annual Meeting..

SOLICITATION

             We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of our company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

             We have designated a record date of April 12, 2004 for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date we had outstanding and entitled to vote 19,639,773 shares of common stock, 50,000 shares of Series D Preferred Stock and 253,250 shares of Series E Preferred Stock.

             Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of common stock and Series E of Preferred Stock on the record date will be entitled to one vote for each share held, and each holder of Series D Preferred Stock on the record date will be entitled to 2.4833 votes for each share held, or an aggregate of approximately 124,167 votes for the Series D Preferred Stock. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such stockholders shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

             All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders for the purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

REVOCABILITY OF PROXIES

             Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chairman of the Board at our principal executive office, 13114 Evening Creek Drive South, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

             The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 30, 2004.

             Our bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of our company. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at our executive offices not earlier than February 26, 2005 and not later than March 28, 2005; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the anniversary of the scheduled date of this year's Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event we first make public announcement of the date of such annual meeting fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which we first make public announcement of the date of such meeting.

             A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal.

 PROPOSAL 1
ELECTION OF DIRECTORS

             There are five nominees for the five Board positions presently authorized in accordance with our bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below, other than Kalani Jones, is currently a director of our company. All current directors were elected by the stockholders at our 2003 annual meeting. We encourage our board members to attend our annual meetings of stockholders. Five members of our board attended the 2003 annual meeting of stockholders.

             Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

             The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

NOMINEES

             The names of the nominees and certain information about them are set forth below:

Name	Age	Position and Offices	Director Since
Elwood G. Norris	65	Chairman of the Board	1980
Kalani Jones	41	President and Chief Operating Officer	N/A
Richard M. Wagner	58	Director	1986
David J. Carter	56	Director	1998
Daniel Hunter	53	Director	2001

             Elwood G. Norris, age 65, has been a Director of our company since August 1980. Mr. Norris served as Chief Executive Officer from October 2000 until February 2003. He currently serves as Chairman of the Board, an executive position. He served as President from August 1980 to February 1994. Mr. Norris managed our research and development activities as Chief Technology Officer through December 2000. From 1988 to November 1999 he was a director and Chairman of e.Digital Corporation, a public company engaged in electronic product development, distribution and sales. During that period he also held various other executive officer positions at e.Digital. From August 1989 to October 1999 he served as director and held various executive officer positions with Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology. He is an inventor with over 44 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of our HyperSonic Sound and other technologies.

             Kalani Jones, age 41, was appointed President in April 2004, and continues to serve also as Chief Operating Officer, a position he has held since September 2003. He joined our company as Vice President of Operations earlier in September 2003. From October 1999 to November 2002 he was Vice President Engineering and Product Operations for Tachyon Inc., a San Diego provider of satellite networking solutions. From 1997 to 1999 he was Senior Director for Program Management at IOMEGA and previously held engineering management positions at General Instrument and TRW. From November 2002 until being recruited by us, Mr. Jones was a self-employed entrepreneur developing technology based remote monitoring solutions. Mr. Jones obtained a MSEE degree in Digital Communications and Digital Signal Processing from USC in 1988 and a BSEE in Electrical and Computer Engineering from California State Polytechnic University in 1984.

             Richard M. Wagner has served as a director since 1986 and served as Secretary from February 1994 to March 1999. Since 1986, Mr. Wagner has been President and CEO of Eidon Inc., a San Diego based company involved in the manufacturing and distribution of liquid mineral supplements. Eidon Inc. is the parent company of The Mortgage Company, a residential and commercial mortgage brokerage firm. Mr. Wagner obtained a B.S. in Business in 1968 and an M.S. in Finance in 1976 from the San Diego State University.

             David J. Carter was appointed as a director in September 1998. From January 1999 to January 2000, he was Vice President of Copyright Clearance Center, a copyright licensing service. From 1983 until April 1998, he was employed by AT&T, with his last position as General Manager and Product Development Vice President. He previously served in other positions at AT&T including Business Development Vice President and Consumer Products Marketing Vice President. Prior to his employment with AT&T, he served as a Marketing Research Consultant and Managing Consultant - Marketing and Business Strategy for General Electric Company. His career has included technical positions at Temple Barker & Sloane, Inc., Decision Research Corp. and Johnson & Johnson. He obtained a B.A. in Mathematics in 1970 and a M.S. in Mathematical Statistics in 1973 from the University of Massachusetts.

             Daniel Hunter was appointed as a director in May 2001. Mr. Hunter has been a licensed certified public accountant for over 25 years. He obtained his accounting degree from the University of Utah in 1975. Mr. Hunter has operated his own law offices specializing in business and tax law for over 20 years. He obtained his Juris Doctor degree from the University of Seattle in 1978.

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

             Our Board of Directors currently consists of four directors: Elwood G. Norris (Chairman), Richard M. Wagner, David J. Carter and Daniel Hunter. During the fiscal year ended September 30, 2003 our Board of Directors held four meetings and acted by unanimous written consent seven times. All directors attended at least 75% of the aggregate of the total number of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

Independence of the Board of Directors

             As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors.

             After review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, our Board of Directors has affirmatively determined that Messrs. Wagner, Carter and Hunter are independent directors within the meaning of the applicable Nasdaq listing standards.

Executive Sessions

             As required under recent Nasdaq listing standards, our independent directors will meet at least twice per year in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

             Historically, we have not adopted a formal process for stockholder communications with our Board of Directors. Nevertheless, we have made reasonable efforts to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. During the upcoming year the Nominating and Governance Committee of our Board of Directors will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, promptly post it on our website.

Information Regarding the Board of Directors Committees

             During the fiscal year ended September 30, 2003, the Board had two standing committees: the Audit Committee and the Compensation Committee. The current charters for the Audit Committee and the Compensation Committee are included as Annexes 1 and 2. In April 2004, our Board also created a Nominating and Governance Committee and the charter for that committee is attached as Annex 3. The charters have been adopted and in some cases amended and restated to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.

Audit Committee

             Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees our corporate accounting and financial reporting processes. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; engages the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; confers with senior management and the independent auditors regarding the adequacy and effectiveness of financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews annually the Audit Committee's written charter and the committee's performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

             The Audit Committee is composed of Messrs. Wagner, Carter and Hunter, each of whom served on the Audit Commitment for all of fiscal 2003. The Audit Committee met five times during fiscal 2003.

             The Board of Directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the Nasdaq listing standards). Our Board of Directors has determined that Daniel Hunter qualifies as an "audit committee financial expert," as defined in applicable SEC rules. In making such determinations, the Board made a qualitative assessment of Mr. Hunter's level of knowledge and experience based on a number of factors, including his formal education and experience. See "Report of the Audit Committee."

Compensation Committee

             The Compensation Committee assists in the implementation of, and provides recommendations with respect to, our general and specific compensation policies and practices including those for our Chief Executive Officer. The Compensation Committee also administers our 2002 Stock Option Plan. All members of the Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

             The Compensation Committee is composed of Messrs. Wagner, Carter and Hunter, each of whom served on the Compensation Committee during fiscal 2003. The Compensation Committee held seven meetings during fiscal 2003. See "Report of the Compensation Committee."

Nominating and Governance Committee

             Our Board of Directors established a Nominating and Governance Committee in April 2004. The Nominating and Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors, reviewing and evaluating our incumbent directors and the performance of our Board; recommending to our Board for selection candidates for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance principles for our company. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

             The Nominating and Governance Committee is currently composed of Messrs. Wagner, Carter and Hunter. The Nominating and Governance Committee was not established during the fiscal year ended September 30, 2003 and accordingly held no meetings during such year.

Consideration of Director Nominees

Director Qualifications

             The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including having the knowledge, capabilities, experience and contacts that complement those currently existing within our company; ability and qualifications to provide our management with an expanded opportunity to explore ideas, concepts and creative approaches to existing and future issues, and to guide management through the challenges and complexities of building a quality company; ability to meet contemporary public company board standards with respect to general governance; stewardship, depth of review, independence, financial certification, personal integrity and responsibility to stockholders; genuine desire and availability to participate actively in the development of our future; and an orientation toward maximizing stockholder value in realistic time frames. The Committee also intends to consider for new Board members such factors as ability to contribute strategically through relevant industry background and experience, on either the vendor or the end user side; strong current industry contacts; ability and willingness to introduce and open doors to executives of potential customers and partners; current employment as the CEO of an acoustic products, media, advertising, military or government supply company larger than our company; independence from our company and current board members; and a recognizable name that would add credibility and value to our company and its stockholders. The Committee may modify these qualifications from time to time.

Evaluating Nominees for Director

             The Nominating and Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee currently considers, among other factors, diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors' overall service to our company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Nominations

             In April 2004, the Board created the Nominating and Governance Committee and provided in its charter that the Committee will establish and oversee a policy for considering stockholder nominees for directors, and will develop the procedures that must be followed by stockholders in submitting recommendations. The Committee's Charter requires it to apply the criteria and principles for director selection to be set forth in Guidelines to be developed by the Committee. The Committee expects to apply the same guidelines to stockholder nominees as applied to nominees from other sources. Any stockholder who wishes to recommend for the Nominating and Governance Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualifications in writing to our Chairman of the Board at the following address: 13114 Evening Creek Drive, South San Diego, California 92128.

PROPOSAL TWO
 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

             The Audit Committee has selected BDO Seidman, LLP as our independent auditors for the fiscal year ending September 30, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited our financial statements since 1995. A representative of BDO Seidman, LLP will be present at the Annual Meeting.

             Stockholder ratification of the selection of BDO Seidman, LLP is not required by our bylaws or otherwise. However, we are submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of our company and our stockholders.

             The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders for the purpose of determining a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Audit Fees and Services Fees

             The following table describes fees for professional audit services rendered by BDO Seidman, LLP, our principal accountant, for the audit of our annual financial statements for the years ended September 30, 2003 and September 30, 2002 and fees billed for other services rendered by BDO Seidman, LLP during those periods. These amounts include fees paid to BDO Seidman, LLP and Anton Collins Mitchell LLP, members of the BDO alliance network of firms.

Type of Fee	2003	2002
Audit Fees (1)	$93,013	$55,962
Audit Related Fees (2)	29,700	27,911
Tax Fees (3)	–	5,000
All Other Fees (4)	–	–
Total	$122,713	$88,873

(1)

Audit Fees include the aggregate fees paid by us during the fiscal year indicated for professional services rendered by BDO Seidman, LLP for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q.

(2)

Audit Related Fees include the aggregate fees paid by us during the fiscal year indicated for assurance and related services by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees. Also included in Audit Related Fees are fees for accounting advice.

(3)	Tax Fees include the aggregate fees paid by us during the fiscal year indicated for professional services rendered by BDO Seidman, LLP for tax compliance, tax advice and tax planning.
(4)	All Other Fees include the aggregate fees paid by us during the fiscal year indicated for products and services provided by BDO Seidman, LLP, other than the services reported above.

             Approximately 59% of the total hours to complete the audit of our financial statements for the year ended September 30, 2002 were incurred by Anton Collins Mitchell LLP, members of the BDO alliance network of firms. Such members are not full time, permanent employees of BDO Seidman, LLP.

Audit Committee Pre-Approval Policies and Procedures

             The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditor. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence. The Audit Committee has considered the role of BDO Seidman, LLP in providing services to us for the fiscal year ended September 30, 2003 and has concluded that such services are compatible with their independence as our company's auditors. The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO Seidman, LLP in fiscal 2003.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

 ADDITIONAL INFORMATION

MANAGEMENT

             Set forth below is information regarding our executive officers. All executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Elwood G. Norris*	65	Chairman of the Board of Directors
Kalani Jones*	41	President and Chief Operating Officer
Carl Gruenler	50	Vice President, Military Operations and Interim Chief Financial Officer
Bruce Ehlers	45	Vice President, Engineering
Joseph A. Zerucha	40	Vice President, Sales and Marketing

* Biographical information about Elwood G. Norris and Kalani Jones is set forth under Proposal 1 above.

Carl Gruenler, age 50, was appointed Vice President of Military Operations in June 2003. He manages the Government Group. He assumed additional responsibilities as Interim Chief Financial Officer in November 2003. From May 1998 to June 2003 he served as Smart Wing Program Manager for the Combat Patrol and Reconnaissance Wing as a Captain in the United States Navy. He was responsible for identifying and developing new integrated systems for physical security/access control, waterside force protection and mobile computing. Mr. Gruenler's prior business experience includes serving as president of Thomas D. Mangelsen, Inc., a national retail, manufacturing and distribution company; chief financial officer of Automated Monitoring and Control International, Inc., a railroad systems technology company; and a project manager/financial analyst at Union Pacific Railroad. He holds an M.B.A. from the University of Nebraska-Lincoln (1981) and a BS in Business Administration from Oral Roberts University in (1975).

Bruce Ehlers, age 45, was appointed Vice President of Engineering in October 2003. From May 1999 to March 2003 Mr. Ehlers was assistant vice president at Copper Mountain Networks where he was responsible for Copper Mountain's hardware and embedded software development, engineering services and engineering program management. From January 1997 to May 1999 Mr. Ehlers was senior director of Research and Development at Iomega's Mobile Storage Division. While at Iomega, he lead research and development for Iomega's new generation of tape and miniature, removable disk drives. He has held previous engineering management positions at General Instrument, Cipher Data Products and TRW. He holds a BSEE (1980) and MSEE (1981) from Purdue University.

Joseph A. Zerucha, age 40, was appointed as Vice President of Sales and Marketing in December 2003. From December 2002 to December 2003, Mr. Zerucha was President of Liberties Consulting, where he established and trained sales teams and implemented innovative marketing and management strategies for a variety of clients. From April 2001 to November 2002, he was Chief Operating Officer and Treasurer of Tachyon, Inc., a provider of broadband connectivity and Internet services to large enterprises and governmental entities. He served as President for a division of Clear Channel Communications from May 1999 to April 2001 where he was responsible for build-out of a new industry-leading audio distribution platform. From 1995 to May 1999 he was Director of Worldwide Sales and Channel Development for ViaSat, Inc., a maker of satellite communications equipment and software.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth certain information regarding the ownership of our stock as of April 1, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of any class of our voting stock.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership (1)	Percent of Class (1)
Common Stock	Elwood G. Norris 13114 Evening Creek Drive South San Diego, California 92128	3,884,236 (2)	19.5%

Common Stock	James M. Irish 14637 Via Bettma San Diego, California 92127	-- (3)	-- %

Common Stock	Terry Conrad 6790 N.E. Woodbay Lane Poulsbo, Washington 98370	72,000 (4)	* %

Common Stock	James Croft III 13114 Evening Creek Drive South San Diego, California 92128	151,100 (5)	* %

Common Stock	Richard M. Wagner 13114 Evening Creek Drive South San Diego, California 92128	105,000 (6)	* %

Common Stock	David J. Carter 13114 Evening Creek Drive South San Diego, California 92128	78,750 (7)	* %

Common Stock	Daniel Hunter 13114 Evening Creek Drive South San Diego, California 92128	116,500 (8)	* %

All directors & executive officers as a group (8 persons)		4,251,986 (9)	21.1%

* Less than 1%.

(1)		Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated below, this table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of class is based on 19,634,398 shares of common stock outstanding on April 1, 2004. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).

(2)

Includes 3,621,736 shares held by a family trust for which Mr. Norris serves as trustee, 125,000 shares issuable upon exercise of a warrant held by such trust, and 137,500 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2004.

(3)	Mr. Irish did not provide share ownership information. To our knowledge, Mr. Irish does not beneficially own any shares of our common stock.

(4)	Consists of 72,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2004.

(5)	Includes 151,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2004.

(6)	Includes 60,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2004.

(7)	Includes 370,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2004.

(8)	Includes 50,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2004.

(9)	Includes 370,000 shares issuable upon the exercise of outstanding stock options within 60 days of April 1, 2004 and 125,000 shares issuable upon exercise of a warrant.

Other Voting Stock

Preferred Stock

             The following security ownership information is set forth as of April 1, 2004, with respect to certain persons or groups known by us to be beneficial owners of more than 5% of any outstanding series of our Preferred Stock.

Series D Preferred Stock

Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership Series D (1)	Percent of Class Series D (1)

Series D Preferred Stock	Ehrens Family Trust Gerald L & Wilma S 8912 Canyon Springs Dr. Las Vegas, CA 89117	5,000 (2)	10.0%
Series D Preferred Stock	Granite Capital LP 126 East 56th Street Flr 25 New York, NY 10022	40,000 (3)	80.0%
Series D Preferred Stock	Granite Capital II LP 126 East 56th Street Flr 25 New York, NY 10022	40,000 (3)	80.0%

See footnotes on following page.

Series E Preferred Stock
Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership Series E (4)	Percent of Class Series E (4)
Series E Preferred Stock	Granite Capital LP 126 East 56th Street Flr 25 New York, NY 10022	25,000 (5)	9.9%
Series E Preferred Stock	Granite Capital II LP 126 East 56th Street Flr 25 New York, NY 10022	25,000 (5)	9.9%
Series E Preferred Stock	Canusa Trading Ltd. PO Box HM 279 Hamilton HMAX, Bermuda	50,000 (6)	19.7%
Series E Preferred Stock	K. Tucker Anderson 61 Above All Rd. Warren, CT 06754-1710	25,000	9.9%
Series E Preferred Stock	Leonard M. Teninbaum Keogh Account 1900 St. James Place Ste. 150 Houston, TX 77056	42,500 (7)	16.8%
Series E Preferred Stock	Vandoon Partners 7 Hanover Sq. 8th Floor New York, NY 10004	20,000 (8)	7.9%

(1)

Represents number of shares of Series D Preferred Stock, held as of April 1, 2004. At such date an aggregate of 50,000 shares of Series D Preferred Stock were issued and outstanding convertible into an aggregate of 123,962 shares of common stock.

(2)	Gerald L. Ehrens and Wilma S. Ehrens are believed by us to have shared voting and investment power with respect to the Series D Preferred Stock held.

(3)

Includes 35,263 shares of Series D Preferred Stock held by Granite Capital LP, and 4,737 shares of Series D Preferred Stock held by Granite Capital II LP. Granite Capital LLC is the general partner of each of Granite Capital LP and Granite Capital II LP. Mr. Walter F. Harrison, III and Lewis M. Eisenberg are co-managing members of Granite Capital LLC, and are believed by us to have shared voting and investment power with respect to the Series D Preferred Stock held. Granite Capital LP and Granite Capital II LP disclaim beneficial ownership in these securities except to the extent of such person's pecuniary interest in these securities and disclaim membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

(4)

Represents number of shares of Series E Preferred Stock, held as of April 1, 2004. At such date an aggregate of 253,250 shares of Series E Preferred Stock were issued and outstanding convertible into an aggregate of 830,271 shares of common stock.

(5)

Includes 22,500 shares of Series E Preferred Stock held by Granite Capital LP, and 2,500 shares of Series E Preferred Stock held by Granite Capital II LP. Granite Capital LLC is the general partner of each of Granite Capital LP and Granite Capital II LP. Mr. Walter F. Harrison, III and Lewis M. Eisenberg are co-managing members of Granite Capital LLC, and are believed by us to have shared voting and investment power with respect to the Series E Preferred Stock held. Granite Capital LP and Granite Capital II LP disclaim beneficial ownership in these securities except to the extent of such person's pecuniary interest in these securities and disclaim membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

(6)	Mr. W.A. Manuel is President of Canusa Trading Ltd., and is believed by us to have sole voting and investment power with respect to the Series E Preferred Stock held.

(7)	Mr. Leonard M. Teninbaum is trustee of Leonard M. Teninbaum Keogh Account, and is believed by us to have sole voting and investment power with respect to the Series E Preferred Stock held.

(8)	Vandoon Partners is believed by us to have sole voting and investment power with respect to the Series E Preferred Stock held.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

             Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

             Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2003, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except that Renee Warden, Elwood G. Norris, James Irish and James Croft each filed late one Form 4 report each disclosing one transaction.

 CODE OF BUSINESS CONDUCT AND ETHICS

             We have adopted a "Code of Business Conduct and Ethics", a code of ethics that applies to all employees, including our executive officers. A copy of the Code of Business Conduct and Ethics is posted on our Internet site at www.atcsd.com. In the event we make any amendments to, or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report.

 EXECUTIVE COMPENSATION

Compensation of Directors

             No direct or indirect remuneration was paid or became payable by us to the directors in their capacity as directors during fiscal 2003. We do not anticipate paying during the fiscal year ending September 30, 2004 any direct or indirect remuneration to any director in his capacity as director other than in the form of reimbursement of expenses of attending directors' or committee meetings. However, directors have received in the past, and may receive in the future, stock option grants.

Summary Compensation Table

             There is shown below, for the fiscal years ended September 30, 2003, 2002 and 2001, information concerning the compensation awarded or paid to, or earned by, each person who served as Chief Executive Officer during the fiscal year ended September 30, 2003 and two other individuals who served as executive officers and earned in excess of $100,000 in salary and bonus during the fiscal year ended September 30, 2003, but who were not serving as executive officers at the end of the fiscal year ended September 30, 2003 (each a "named executive officer"). None of the other executive officers received salary and bonus which exceeded $100,000 in the aggregate during the fiscal year ended September 30, 2003.

 Summary Compensation Table
Annual Compensation

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Long Term Compensation Securities Underlying Options (#)	All Other Compensation
Elwood G. Norris,	2003	$132,308	--	--	100,000	$2,054 (1)
Chairman	2002	$124,615	--	--	--	$1,800 (1)
	2001	$124,615	--	--	75,000	$1,800 (1)

James M. Irish,	2003	$94,548	--	--	200,000	$293,148 (2)
Former Chief Executive Officer

Terry Conrad,	2003	$138,269	--	--	--	$1,301 (1)
Former President (3)	2002	$129,007	$19,000	--	--	--
	2001	$129,808	$40,000(4)	--	--	--

James Croft III,	2003	$122,000	--	$22,638 (6)	91,000	$1,892 (1)
Former Senior VP of Research	2002	$122,000	--	$19,200 (6)	20,000	$1,821 (1)
and Development (5)	2001	$111,120	--	$10,338 (6)	55,000	$1,667 (1)

(1)	Represents matching 401(k) contributions.
(2)	Represents separation compensation paid on termination of employment of $258,423 and moving and temporary living expenses of $34,725.
(3)

Mr. Conrad served as President from October 2000 until his resignation as an executive officer in June 2003. Amounts include compensation for each full year. Mr. Conrad's employment with us ceased in January 2004.

(4)	Applied to cancel note.
(5)

Mr. Croft was appointed as an executive officer (Senior VP of Research and Development) in March 2003 and served as an executive officer until September 2003 when he assumed the duties of Chief Technology Officer, which is deemed a non-executive position. Amounts include compensation for the entire fiscal year.

(6)	Represents royalties paid.

             No named executive officer received any form of non-cash compensation from us in the fiscal years ended September 30, 2003, 2002, or 2001, or currently receives any such compensation, in excess of 10% of the total amount of annual salary and bonus reported for the named executive officer above.

 OPTION GRANTS

             Shown below is further information on grants of stock options in fiscal 2003 to the named executive officers reflected in the Summary Compensation Table shown above for fiscal 2003.

 Option Grants for Fiscal Year Ended September 30, 2003

				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	5%	10%
Elwood G. Norris	55,096	5.6%	$3.63	5/9/08	$32,051	$ 92,819
	44,904	4.6%	$3.30	5/9/08	$40,940	$ 90,467

James M. Irish	100,000 (2)	10.2%	$3.30	5/9/08	$91,173	$201,468
	100,000 (2)	10.2%	$3.43	2/10/08	$94,765	$209,405

James Croft III	51,000	5.1%	$3.18	1/27/08	$44,807	$99,013
	40,000	4.0%	$3.30	5/9/08	$36,469	$80,587

(1)				These options were granted under our 2002 Stock Option Plan. These options have an exercise price that was equal to or greater than the fair market value on the date of grant. Such options vest according to terms of option agreement, with vesting being contingent upon continued service with our company.
(2)				These options were cancelled in September 2003 in connection with termination of Mr. Irish's employment.
(3)				Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises and Fiscal Year-End Values

			Number of Unexercised Options Held At September 30, 2003		Value of Unexercised In-The-Money Options At September 30, 2003 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Elwood G. Norris	--	--	121,000	75,000	$299,505	$192,614
James M. Irish	(2)	(2)	--	--	--	--
Terry Conrad	50,000	$143,500	98,250	28,750	$209,788	$66,562
James Croft III	--	--	128,500	37,500	$335,995	$94,125

(1)			Based on the last sale price at the close of business on September 30, 2003 of $6.05 per share.
(2)			As a part of Mr. Irish severance agreement his 200,000 options, of which 50,000 had vested, were cancelled in September 2003. $202,750 of Mr. Irish's severance compensation was allocated to compensation for termination of stock options. See "Employment Arrangements" below.

             We do not have any stock appreciation rights plans in effect and we have no long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal year ended September 30, 2003, we did not adjust or amend the exercise price of stock options awarded to the named executive officers. We have no defined benefit or actuarial plans covering any named executive officer.

 EMPLOYMENT ARRANGEMENTS

Mr. Elwood G. Norris - Effective September 1, 1997, we entered into a three year employment contract with Mr. Norris, for his services as Chief Technology Officer. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other. Mr. Norris now serves as Chairman under the term of this agreement. The agreement, as amended by the Compensation Committee, provides for a base salary to $16,667 per month. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We are also obligated to pay Mr. Norris certain royalties. See "Certain Transactions" below.

Mr. James Irish - Effective February 10, 2003, we entered into a 90-day engagement letter with Mr. Irish to serve as Chief Executive Officer. Upon completion of the 90-day term we expected to enter into a three-year employment contract. The engagement letter provided for a base salary of $12,500 per month, subject to review by the Board of Directors from time to time in its discretion. The engagement letter also provided that Mr. Irish would participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Irish agreed not to disclose trade secrets and agreed to assign certain inventions to us during employment. No employment agreement was executed and Mr. Irish resigned in September 2003. Under the terms of the separation agreement, Mr. Irish received total severance payments of $258,423, which included $202,750 as the in-the-money value of vested stock options for 50,000 shares. All of Mr. Irish's stock options, representing a total of 200,000 shares, were cancelled. The separation agreement also contained mutual releases of claims.

Mr. Terry Conrad - Effective October 15, 2002, we entered into an employment contract with Mr. Conrad for a two-year term. Mr. Conrad resigned as President in March 2003 and resigned as an officer of our company in June 2003 and voluntarily terminated the employment agreement, and worked on an at-will basis until January 2004. The agreement, prior to its termination, provided for a base salary of $10,917 per month, subject to review by the Board of Directors from time to time in its discretion. The agreement provided that Mr. Conrad would participate in bonus, benefit and other incentives at the discretion of the Board of Directors. The agreement provided that if we terminated the agreement during its term without cause, Mr. Conrad would be entitled to severance payments equal to three months salary and any bonus on an as if perfected basis. Mr. Conrad agreed not to disclose trade secrets and agreed to assign certain inventions to us during his employment.

Mr. James Croft III - We entered into an employment contract with Mr. Croft effective February 28, 2000 for a term expiring September 30, 2004. Mr. Croft's employment will however continue beyond such date until we or he delivers 30 days advance written notice of termination. The agreement provides for a base salary of $110,000 per year, subject to review by the Board of Directors from time to time. Mr. Croft's current salary under the agreement is $122,000 per year. The agreement provides that Mr. Croft will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. If we terminate the agreement without cause, Mr. Croft will be entitled to severance payments equal to six months' salary and any bonus on an as if perfected basis. Mr. Croft has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We are obligated to pay Mr. Croft royalties for certain of his inventions prior to his employment with us which are licensed or assigned to us. Mr. Croft is entitled to royalties ranging from 2% to 8% of net revenues for an invention relating to our PureBass technology, with a minimum royalty of $1,600 per month. Beginning in March 2004, Mr. Croft also became entitled to royalties ranging from 2% to 5% of net revenues from another invention. Mr. Croft also became entitled to a minimum monthly royalty with respect to this invention of $900 per month in order for us to maintain non-exclusive rights to the invention, and $1,800 per month in order for us to maintain exclusive rights to this invention.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             Messrs. Wagner, Hunter and Carter served on the Compensation Committee during fiscal 2003. Mr. Wagner served as our Secretary from February 1994 to March 1999. No executive officer of our company served as a member of a compensation committee, or a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a member of our company's Compensation Committee.

 EQUITY COMPENSATION PLAN INFORMATION

             At September 30, 2003, we had five equity incentive plans under which equity securities are or have been authorized for issuance to our employees, consultants or directors: the 2002 Stock Option Plan, the 1997 Stock Option Plan, the 1997 Employee Stock Compensation Plan, the 1992 Incentive Stock Option Plan, and the 1992 Non-Statutory Stock Option Plan. All of these plans have been approved by our stockholders. In addition, from time to time we issued to employees, directors and service providers special stock options and warrants to purchase common shares, and these grants were not approved by stockholders. The following table gives information as of September 30, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,409,774	$3.87	719,025
Equity compensation plans not approved by security holders	402,500(1)	$5.20	—
Total	1,812,274	$4.17	719,025

(1)	Consists of individual special stock option and warrant grants to employees, directors and service providers approved by the Board of Directors from time to time.

 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

             Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

             The primary philosophy of the Compensation Committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person's individual performance and to our company's overall financial performance and growth during the previous fiscal year.

             The Compensation Committee measured individual and team performance on the basis of both quantitative and qualitative factors. The Compensation Committee believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

Executive compensation

             Base salary. Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis. The Committee's compensation policies are designed to set our executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of comparable companies and consistent with marketplace requirements to attract and retain management personnel with the experience and background to drive the commercialization of our technologies.

             The Committee's compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual's performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

             Long term incentives. Our long-term incentive program consists of a stock option program pursuant to our executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of our common stock. These option programs are designed to provide such persons with significant compensation based on our overall performance as reflected in the stock price, to create a valuable retention device through standard two to five year vesting schedules and to help align employees' and stockholders' interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

Chief Executive Officer compensation

             The Compensation Committee has responsibility for determining the compensation of the Chief Executive Officer. Mr. Elwood G. Norris served as our Chief Executive Officer until February 10, 2003. Mr. Norris currently remains active in management as Chairman of the Board, an executive position. Prior to his appointment as Chief Executive Officer in September 2000, Mr. Norris had been employed by us as Chief Technology Officer pursuant to a three-year employment agreement dated September 1, 1997. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other. Mr. Norris now serves as Chairman under the term of this agreement. The agreement, as amended by the Compensation Committee, provides for a base salary of $16,667 per month. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We are also obligated to pay Mr. Norris certain royalties. See "Certain Transactions" below.

             In September 2003, Mr. Norris' base salary was increased from $120,000 per year to $200,000 per year. The Compensation Committee granted this increase after consideration of Mr. Norris' duties, responsibilities and performance during fiscal 2003. In particular, the Committee noted that Mr. Norris was instrumental in raising over $13.4 million in capital for our company during fiscal 2003, Mr. Norris oversaw the recruitment of a professional, experienced management team, and Mr. Norris successfully raised the profile of our company and our products through national press coverage. The Compensation Committee feels that Mr. Norris' compensation remains below market for a person of his experience and responsibilities.

             Effective February 10, 2003, we entered into a 90-day engagement letter with Mr. Irish to serve as Chief Executive Officer. Upon completion of the 90-day term we expected to enter into a three-year employment contract. The engagement letter provided for a base salary of $12,500 per month, subject to review by the Board of Directors from time to time in its discretion. The engagement letter also provided that Mr. Irish would participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Irish agreed not to disclose trade secrets and agreed to assign certain inventions to us during employment. No employment agreement was executed and Mr. Irish resigned in September 2003. Under the terms of the separation agreement, Mr. Irish received total severance payments of $258,423, which included $202,750 as the in-the-money value of vested stock options for 50,000 shares. All of Mr. Irish's stock options, representing a total of 200,000 shares, were cancelled. The separation agreement also contained mutual releases of claims. Due to Mr. Irish's short tenure with our company, his compensation was not specifically performance-related.

Performance-based compensation

             Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to each person who served as Chief Executive Officer at the end of a taxable year, and to each of the other most highly compensated executive officers whose compensation must be disclosed in SEC filings, are subject to a limitation of $1 million on the amount we may deduct as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility, but our option grants prior to January 2001 did not qualify as performance-based compensation. The total taxable compensation to each employee subject to Section 162(m) during the taxable year ended September 30, 2003 our company was below $1 million.

             We issued stock options prior to January 2001 to the employees subject to Section 162(m) and to certain other executive officers who may become subject to Section 162(m) in future tax years. Where these options are non-qualified stock options, or if any subject employee makes a disqualifying disposition of an incentive stock option, the amount of the deduction that we would otherwise be entitled to may be limited to the extent the ordinary income recognized by the subject employee upon such exercise or disqualifying disposition, together with all other compensation in a given taxable year, exceeds $1 million. The Compensation Committee intends to attempt to qualify as performance-based compensation future stock option grants to persons who are or may become subject to Section 162(m). However, the Committee may in its discretion award stock options to existing or potential future employees subject to Section 162(m) which do not qualify as performance-based compensation, and the exercise or subsequent disposition of stock acquired from such options may therefore be subject to the limitation on deductibility in Section 162(m).

COMPENSATION COMMITTEE
Richard M. Wagner
David J. Carter
Daniel Hunter

 REPORT OF THE AUDIT COMMITTEE

             Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

             The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended September 30, 2003.

             The Audit Committee has reviewed and discussed the audited financial statements of American Technology Corporation with management. The Audit Committee has discussed with BDO Seidman, LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from our company, and has discussed with BDO Seidman, LLP their independence from our company.

             The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors. The Audit Committee Charter was amended and restated in April 2004. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the Nasdaq Stock Market. The Charter of the Audit Committee is attached as Annex 1 to this proxy statement.

             Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that audited financial statements be included in our company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

AUDIT COMMITTEE
Richard M. Wagner
David J. Carter
Daniel Hunter

 COMPANY STOCK PRICE PERFORMANCE

             Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

             The following graph compares the five-year cumulative total return on the our common stock to the total returns of 1) Nasdaq Stock Market and 2) Nasdaq Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1998 and all dividends were reinvested. Our fiscal year ends on September 30.

 CERTAIN TRANSACTIONS

             In September 2001, a family trust for which Mr. Elwood G. Norris serves as trustee purchased $250,000 in principal amount of our 12% Convertible Subordinated Promissory Notes, and in connection with such purchase, received a warrant to purchase 125,000 shares of common stock. The purchase by such trust was on the same terms as those offered to the other purchasers in the same financing. In November 2002, we and a majority of the holders of such notes agreed to extend the maturity date of the notes, including the note held by Mr. Norris' trust, from December 31, 2002 to December 31, 2003. All of such notes were redeemed by us in accordance with their terms in June 2003, and Mr. Norris' family trust received 150,602 shares upon redemption.

             Certain beneficial owners of more than 5% of our then outstanding shares of Series D Preferred Stock also held 12% Convertible Subordinates Notes whose maturity dates were extended on the same terms as those described above, and which were redeemed as described above. These holders were: Canusa Trading, Ltd. ($200,000 principal amount, 120,482 shares issued on redemption), Jerry E. Polis Family Trust ($250,000 principal amount, 150,602 shares issued on redemption), Leonard M. Teninbaum Keogh Account ($300,000 principal amount, 180,033 shares issued on redemption), NGHK Holdings, LLC ($250,000 principal amount, 150,602 shares issued on redemption), Stifel, Nicolaus Custodian for Jonathan A. Berg ($50,000 principal amount, 30,120 shares issued on redemption), and James C. Zolin and Josephine M. Zolin (aggregate $150,000 principal amount, aggregate 90,015 shares issued on redemption).

             Under the terms of an Assignment of Technology Agreement dated March 2, 1993 and an Addendum Agreement dated December 2, 1996, we are obligated to pay Mr. Norris a 2% royalty on net sales from certain of our technologies, including HyperSonic Sound. The royalty obligation continues until at least March 1, 2007, and for any longer period during which we sell products or license technologies subject to any patent assigned to us by Mr. Norris under this agreement. We have no present plans to market any of the technologies subject to such agreement other than HyperSonic Sound. Mr. Norris waived royalties payable under this agreement in the fiscal year ended September 30, 2003. It is expected that royalties will be paid to Mr. Norris during fiscal 2004. The amount of such royalties will depend on actual sales.

             Mark Norris, the son of Elwood G. Norris, is a full-time non-executive employee of our company. In his role as a Mechanical Engineer, Mark Norris was paid $80,000 in salary for the fiscal year ended September 30, 2003. Mark Norris was also granted 19,000 common shares valued at $78,280 as a bonus in recognition of his key role in the invention and development of our vacuum-less HSS emitter. During fiscal 2003 Mark Norris was also awarded one stock option grant for 15,000 common shares vesting quarterly over two years and exercisable for five years at $3.30 per share. He exercised previously granted options for 17,500 common shares during fiscal 2003 realizing a value of $42,052. No other family member of any executive officer, director or 5% stockholder received compensation of more than $60,000 during the year ended September 30, 2003.

             Certain beneficial owners of more than 5% of our then outstanding shares of Series D Preferred Stock purchased our 8% Senior Secured Promissory Notes on September 30, 2002. These holders were: NGHK Holdings, LLC ($1,500,000 principal amount), Sunrise Management Profit Sharing Plan ($50,000 principal amount), Sunrise Capital, Inc. ($100,000 principal amount), and Canusa Trading Ltd. ($350,000 principal amount). These notes were originally due December 31, 2003. The notes were secured by our accounts receivable, equipment, goods, instruments and inventory. The notes plus two months' additional accrued interest were subject to mandatory redemption upon the closing of a sale of equity securities in an amount exceeding $3,000,000. In February 2003, these notes were amended with the consent of the holders of a majority of the outstanding principal amount to extend the maturity date to December 31, 2004. The notes were further amended to permit the then-applicable amount payable by us on redemption to be converted into equity securities. Each of Canusa Trading Ltd., Sunrise Management Profit Sharing Plan and Sunrise Capital, Inc. converted their entire principal amounts to Series E Preferred Stock, and NGHK Holdings, LLC converted $500,000 of its principal amount to Series E Preferred Stock. Each converting holder was paid in cash the amount of accrued interest through April 2003. In June 2003 a total of $681,845 of the balance of the notes, all held by NGHK Holdings, LLC, was applied to exercise warrants and in July 2003 the balance of $318,155 was redeemed by us.

             Certain beneficial owners of more than 5% of our then outstanding shares of Series D Preferred Stock purchased the shares of our Series E Preferred Stock and associated warrants. Each such purchase was on the same terms as those offered to other investors in the Series E round. The $10.00 purchase price of each share of Series E Preferred Stock, increased by $0.60 per share per year, may be converted at the election of a holder one or more times into common stock at a conversion price of $3.25. If after September 30, 2003, 90% of the volume weighted average price of the common stock for the five trading days prior to conversion (the discount market price) is less than $3.25, the conversion price will be reduced to the discount market price; provided, however, that the conversion price cannot be below $2.00 per share. The Series E Preferred Stock may be called by us for conversion if the market price of our common shares exceeds $9.50 per share for ten consecutive trading days and certain conditions are met. The Series E Preferred Stock will be subject to mandatory conversion on December 31, 2006. Each purchaser of Series E Preferred Stock was also granted a warrant to purchase one and one half shares of common stock for each share of Series E Preferred Stock purchased, exercisable until December 31, 2007 at a price of $3.25 per share. Granite Capital LP and Granite Capital II LP purchased 22,500 and 2,500 shares of Series E Preferred Stock, and obtained warrants to purchase 33,750 and 3,750 shares of common stock, respectively; and Stifel Nicolaus Custodian for Jonathan Berg IRA purchased 10,000 shares of Series E Preferred Stock and obtained warrants to purchase 15,000 shares of common stock. NGHK Holdings LLC, Canusa Trading, Ltd, Sunrise Management Profit Sharing Plan and Sunrise Capital, Inc. also purchased Series E Preferred Stock and associated warrants via conversion of principal of 8% Senior Secured Notes, as discussed above.

 OTHER MATTERS

             The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

             Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting Chairman of the Board, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128 or at (858) 679-2114 . To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 30, 2004.

             Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

/s/ Elwood G. Norris
Elwood G. Norris Chairman of the Board

April 29, 2004

             A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2003 is available without charge upon written request to the Chairman of the Board, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128.

ANNEX 1

CHARTER OF THE AUDIT COMMITTEE

 ADOPTED APRIL 7, 2004

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

(Approved April 7, 2004)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the “Company”) to be known as the Audit Committee (the “Committee”). The Board of Directors shall appoint the members of the Committee, which will be composed of at least three directors. The Committee shall be composed entirely of directors that are independent, as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. All Committee members must satisfy the financial literacy requirements of the applicable rules and regulations of Nasdaq, and at least one member shall have past employment experience in finance or accounting, or other comparable experience or background which results in the member’s financial sophistication. In addition, at least one member of the Committee may be designated as the “audit committee financial expert,” as defined by applicable legislation and regulation of the Securities and Exchange Commission.

Statement of Policy

The primary purposes of the Committee are to assist the Board of Directors in fulfilling its oversight responsibilities for:

  the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

  the Company’s compliance with legal and regulatory requirements;

  the independent auditors’ qualifications and independence; and

  the performance of the Company’s independent auditors.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

  Appoint, compensate, and oversee the work of any public accounting firm employed by the Company.

  Resolve any disagreements between management and the independent auditors regarding financial reporting.

  Pre-approve all auditing and non-audit services by the Company’s independent auditors.

  Retain independent counsel, accountants, or others at the expense of the Company to advise the Committee or assist in the conduct of an investigation.

  Seek any information it requires from employees—all of whom are directed to cooperate with the Committee's requests—or external parties.

  Meet with Company officers, independent auditors, or outside counsel, as necessary.

Responsibilities

The Committee will carry out the following responsibilities:

Financial Statements

  Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, recent professional and regulatory pronouncements, off-balance sheet structures, and understand their impact on the financial statements.

  Review with management and the independent auditors the results of the audit, including any difficulties encountered.

  Review the annual financial statements and confirm they are complete and consistent with information known to Committee members, and reflect appropriate accounting principles.

  Review other sections of the annual report and related regulatory filings, including the disclosures made in the Management Discussion and Analysis, before release and consider the accuracy and completeness of the information.

  Understand how management develops interim financial information, and the nature and extent of independent auditor involvement.

  Review interim financial reports with management and the independent auditors before filing with regulators, including the disclosures made in the Management Discussion and Analysis, and consider whether they are complete and consistent with the information known to Committee members.

  Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the annual report and interim reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have significant disagreements with management.

  Review with outside counsel any legal matter that could have a significant impact on the Company’s financial statements.

Internal Control

  Consider the effectiveness of the Company’s internal control system, including information technology security and control.

  Understand the scope of the independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Independent Audit

  Review the independent auditors’ proposed audit scope and approach, including coordination of audit effort with management.

  Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors.

  Review and confirm the independence of the independent auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors.

  On a regular basis, meet separately with the independent auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

Compliance

  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

  Review the findings of any examinations by regulatory agencies, and any auditor observations.

  Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

  Review the process for communicating the code of ethics to Company personnel, and for monitoring compliance therewith.

  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  Obtain regular updates from management and Company legal counsel regarding compliance matters.

Reporting Responsibilities

  Regularly report to the Board of Directors about Committee activities, issues, and related recommendations.

  Provide an open avenue of communication between the independent auditors and the Board of Directors.

  Report annually to the shareholders, describing the Committee’s composition, responsibilities and how they were discharged, including approval of non-audit services.

  Review any other reports the Company issues that relate to Committee responsibilities, including having discussion with management regarding the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as other financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made), and unless otherwise provided in a Company policy, the Committee does not need to discuss each release in advance.

Other Responsibilities

  Perform other activities related to this charter as requested by the Board of Directors.

  Review all related party transactions (as that term is defined in SEC Regulation S-K, Item 404) on an ongoing basis. All such transactions must be approved by the Committee.

  Institute and oversee special investigations as needed.

  With the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of the Committee’s assessment, including any recommendations for changes to this charter.

  Confirm annually that all responsibilities outlined in this charter have been carried out.

  Evaluate the Committee’s and individual members’ performance on a regular basis, and annually provide to the Board for its evaluation a report concerning the performance of the Committee.

Meetings and Voting

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see above) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

ANNEX 2

CHARTER OF THE COMPENSATION COMMITTEE

 ADOPTED APRIL 7, 2004

AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
COMPENSATION COMMITTEE CHARTER

(Approved April 7, 2004)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the “Company”) to be known as the Compensation Committee (the “Committee”). The Committee shall be composed entirely of directors who are:

  “independent,” as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment;

  “non-employee directors,” as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

  “outside directors,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

  Provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, and the investment community relating to compensation of the Company’s executives.

  Administer the Company’s equity compensation plans.

  Report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

The Committee shall have the following responsibilities:

  The Committee shall review and approve performance goals and objectives for executive officers, including the CEO.

  The Committee shall evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation level based on this evaluation. The CEO may not participate in these deliberations.

  In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years, and other factors it considers relevant.

  The Committee shall recommend to the Board the compensation of executive officers other than the CEO. The CEO may be present at such deliberations, but may not vote.

  The Committee shall review and approve incentive-compensation plans and equity-based plans for all of the Company’s executive officers, and make recommendations to the Board for their approval as applicable.

  The Committee shall administer and make grants under the Company’s incentive-compensation plans and equity-based plans to the extent such function is delegated to the Committee by the Board with respect to each such plan.

  The Committee shall develop and implement a long-term strategy of employee compensation and the types of stock and other compensation plans to be used by the Company and the shares and amounts reserved thereunder.

  The Committee shall address any other compensation matters as from time to time directed by the Board.

  The Committee shall report on executive compensation as required by applicable laws and regulations for inclusion in the Company's proxy statement or other SEC filings, discussing among other things:

    The criteria on which compensation paid to the CEO for the last completed fiscal year is based.

    The relationship of such compensation to the Company’s performance.

    The Committee’s executive compensation policies applicable to executive officers.

    Whether the Company’s allowable deduction for compensation to the Company’s executive officers could be limited pursuant to Section 162(m) of the Internal Revenue Code.

  The Committee shall annually review Board compensation and make related recommendations to the Board.

  The Committee shall annually provide to the Board for its evaluation a report concerning the performance of the Committee.

  The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

  The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority.

Meetings and Voting

The Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors; Access

In the process of discharging its duties, if a compensation consultant is needed to assist in the evaluation of director, CEO or senior executive compensation, the Committee shall have authority to retain and terminate the consulting firm, including authority to approve the firm’s fees (which shall be paid by the Company) and other retention terms. The Committee shall also have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company. The Committee may seek any information it requires from employees of the Company, all of whom shall be directed to cooperate with the Committee's requests, and from external parties.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

ANNEX 3

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

 ADOPTED APRIL 7, 2004

 AMERICAN TECHNOLOGY CORPORATION
BOARD OF DIRECTORS
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

(Approved April 7, 2004)

Organization

There shall be a committee of the Board of Directors of American Technology Corporation (the “Company”) to be known as the Nominating and Governance Committee (the “Committee”). The Board of Directors shall appoint the members of the Committee, which will be composed of at least three directors. The Committee shall be composed entirely of directors that are independent, as defined by the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

  Identify individuals qualified to become Board members.

  Recommend the persons to be nominated by the Board for election as directors at the annual meeting of stockholders.

  Regularly review and advise the Board with respect to corporate governance principles and policies applicable to the Company.

  Oversee the annual evaluation of the Board’s effectiveness.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

The Committee shall have the following responsibilities:

  The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

  The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority.

  Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Committee shall have sole responsibility and authority for selecting the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, and the sole responsibility for recommending the persons to be nominated by the Board to fill any vacancies on the Board that the Board has authority to fill.

  The Committee shall use the criteria and the principles set forth in the Company’s Board Guidelines on Significant Corporate Governance Issues (the “Governance Guidelines”) to guide its director selection process. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of the Governance Guidelines, with assistance of legal counsel, and recommend any proposed changes to the Board for approval.

  The Committee shall conduct background checks on all director nominees and shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

  The Committee shall establish and oversee a policy for considering shareholder nominees for directors, and shall develop the procedures that must be followed by shareholders in submitting recommendations.

  The Committee shall evaluate director candidates recommended by the shareholders using the criteria and the principles for director selection set forth in the Governance Guidelines.

  The Committee shall be responsible for recommending to the Board the directors to be appointed to each committee. The Committee shall also monitor and recommend the functions of various committees.

  The Committee shall establish and oversee a procedure for shareholders to communicate with the Board.

  The Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it is functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board. The Committee shall also evaluate its own performance as a committee on an annual basis and report same to the Board. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

  The Committee shall consider questions of conflict of interest of board members and senior management, and, to the extent a conflict constitutes a related party transaction (as that term is defined in SEC Regulation S-K, Item 404), refer the approval of such matter to the Audit Committee of the Board of Directors.

  The Committee shall oversee director orientation and continuing education programs, and shall also oversee director retirement policies and resignation of directors from the Board.

Meetings and Voting

The Nominating and Governance Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors

The Committee shall have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

 AMERICAN TECHNOLOGY CORPORATION

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD

MAY 27, 2004

             The undersigned hereby appoints ELWOOD G. NORRIS and CARL GRUENLER or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the "Company") to be held at 2:00 p.m. (local time) at the offices of the Company, 13114 Evening Creek Drive South, San Diego, California 92128 on May 27, 2004 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

             UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

PROPOSAL 1:     To elect directors to serve for the ensuing year and until their successors are elected.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:     Elwood G. Norris, Kalani Jones, Richard M. Wagner, David J. Carter and Daniel Hunter

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

PROPOSAL 2:     To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending September 30, 2004.

     ☐   FOR                      ☐   AGAINST                  ☐   ABSTAIN

(Continued and to be signed on the other side)

(Continued from other side)

             This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED: _______________________, 2004	Signature
Print Name
IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN
Signature
Print Name

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

 Mail or Deliver this Proxy to:
AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

☐    I will be attending the meeting